UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2007
NACCO INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9172	34-1505819

(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive, Cleveland, OH	44124-4017

(Address of Principal Executive Offices)	(Zip Code)
(440) 449-9600

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and
Item 7.01 Regulation FD Disclosure.
     On April 26, 2007, NACCO Industries, Inc. (“NACCO”) issued a press release announcing that NACCO’s Board of Directors approved a plan to spin-off NACCO’s Hamilton Beach/Proctor-Silex business to NACCO’s stockholders. The spin-off will establish this company, which will be known as Hamilton Beach, Inc., as an independent public company in the small electric household and commercial appliance industries. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference thereto. Also attached is Hamilton Beach Spin-Off Investor Information - Frequently Asked Questions as posted on the NACCO website at www.nacco.com on April 26, 2007. However, except as set forth in Exhibit 99.2 to this Current Report on Form 8-K, the information on or accessible through NACCO’s website is not a part of this Current Report on Form 8-K.
     This Current Report on Form 8-K and the information attached hereto are being furnished by NACCO pursuant to Item 2.02 of Form 8-K insofar as it discloses historical information regarding NACCO’s results of operations.
     The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing, nor shall it be deemed an admission as to the materiality of such information.
Item 9.01 Financial Statements and Exhibits.
     As described in Items 2.02 and 7.01 of this Current Report on Form 8-K, the following Exhibits are furnished as part of this Current Report on Form 8-K.
     (d) Exhibits
99.1	NACCO Industries, Inc. press release, dated April 26, 2007

99.2	Hamilton Beach Spin-Off Investor Information - Frequently Asked Questions, as posted on the NACCO Industries, Inc. website at www.nacco.com on April 26, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ J.C. Butler
	Name:	J.C. Butler
	Title:	Vice President — Corporate Development and Treasurer

Date: April 26, 2007

EXHIBIT INDEX

Exhibit
Number	Description
99.1	NACCO Industries, Inc. press release, dated April 26, 2007

99.2	Hamilton Beach Spin-Off Investor Information — Frequently Asked Questions, as posted on the NACCO Industries, Inc. website at www.nacco.com on April 26, 2007